Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 O: 650.493.9300 F: 866.974.7329

October 19, 2023

Urgent.ly Inc.

8609 Westwood Center Drive, Suite 810

Vienna, VA 22182

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Urgent.ly Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”), on or about the date hereof, relating to the registration under the Securities Act of 1933, as amended (the “Act”), of shares of your common stock, par value $0.001 per share (the “Shares”), consisting of: (i) 2,153,366 shares of common stock to be issued under the 2023 Equity Incentive Plan (the “2023 Plan”); (ii) 221,311 shares of common stock to be issued under the 2023 Employee Stock Purchase Plan (the “ESPP”); (iii) 43,882 shares of common stock which are subject to currently outstanding stock options under the 2013 Equity Incentive Plan (the “2013 Plan”); and (iv) 143,070 shares of common stock which are subject to currently outstanding restricted stock units under the Otonomo Technologies Ltd. 2021 Share Incentive Plan (the “2021 Plan” and together with the 2023 Plan, the ESPP and the 2013 Plan, the “Plans”). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the issuance and sale of the Shares to be issued under the Plans.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in the manner described in the Plans and pursuant to the agreements that accompany the Plans, will be legally and validly issued, fully paid and nonassessable.

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AUSTIN  BEIJING  BOSTON  BOULDER  BRUSSELS  HONG KONG  LONDON  LOS ANGELES  NEW YORK  PALO ALTO   SALT LAKE CITY  SAN DIEGO  SAN FRANCISCO  SEATTLE  SHANGHAI  WASHINGTON, DC  WILMINGTON, DE

Urgent.ly Inc. October 19, 2023 Page 1

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement and in any amendments thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.